UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(310) 415-4807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 22, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) received a letter from FF Top Holding LLC (“FF Top”), purporting to remove Brian Krolicki from the Company’s Board of Directors (the “Board”) pursuant to the Shareholder Agreement, dated July 21, 2021, between the Company and FF Top (the “Shareholder Agreement”). Mr. Krolicki is one of FF Top’s designees to the Board under the terms of the Shareholder Agreement. On June 23, 2022, the Company received another letter from FF Top, purporting to nominate Ms. Li Han to the Board as replacement for Mr. Krolicki pursuant to the Shareholder Agreement. While not disclosed in FF Top’s June 23 letter, the Company understands that Ms. Han was a partner at an outside law firm and in that role previously served as legal counsel to the Company, FF Global Partners LLC (“FF Global”), and Yueting (YT) Jia, a manager on the executive committee of FF Global and the Company’s founder and Chief Product & User Ecosystem Officer. FF Global is an indirect equityholder of FF Top.

On June 24, 2022, in response to these two letters, the Company delivered a letter to FF Top, rejecting its request on the basis that FF Top’s attempted removal of Mr. Krolicki violates the Shareholder Agreement and Delaware law and was therefore ineffective. In its letter, the Company also indicated its understanding that a representative of FF Top attempted to induce Mr. Krolicki to resign from the Board by offering him a consultancy arrangement in which FF Top would pay Mr. Krolicki up to $700,000 over time if he resigned. The Company expressed its belief that this development was particularly troubling and demanded that FF Top immediately cease its wrongful actions with respect to Mr. Krolicki. The Company is investigating this matter further. A copy of the June 24, 2022 response letter from the Company to FF Top is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Response Letter from the Company to FF Top, dated June 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: June 27, 2022	By:	/s/ Sue Swenson
	Name:	Sue Swenson
	Title:	Executive Chairperson

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